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                                                                     Exhibit 5.1

                            FOLEY, HOAG & ELIOT LLP

                             ONE POST OFFICE SQUARE
                        BOSTON, MASSACHUSETTS 02109-2170

                                    --------

                          TELEPHONE 617-832-1000    1747 PENNSYLVANIA AVE., N.W.
                          FACSIMILE 617-832-7000       WASHINGTON, D.C. 20006
                                www.fhe.com               TEL: 202-223-1200
                                                          FAX: 202-785-6687

                                January 19, 2000

CollegeLink.com Incorporated
55 Hammarlund Way
Middletown, Rhode Island  02842

Ladies and Gentlemen:

         We are familiar with the Registration Statement on Form S-1, Registration No. 333-85079 filed by CollegeLink.com Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"). The Registration Statement relates to the proposed public offering by the Company of 2,530,000 shares of Common Stock (the "Shares") to be issued by the Company. (The foregoing number of Shares assumes exercise in full of the over-allotment option described in the Registration Statement.)

         We are familiar with the Company's Amended and Restated Certificate of Incorporation and all amendments thereto, its By-Laws and all amendments thereto, records of meetings and consents of its Board of Directors and of its stockholders provided to us by the Company, and its stock records. In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

         Based on the foregoing, it is our opinion that the Company has corporate power adequate for the issuance of the Shares in accordance with the Registration Statement. The Company has taken all necessary corporate action required to authorize the issuance and sale of the Shares. When certificates for the Shares have been duly executed and countersigned, and delivered against due receipt of consideration therefor as described in the Registration Statement, the Shares will be legally issued, fully paid and non-assessable.


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CollegeLink.com Incorporated
January 19, 2000
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         We consent to the filing of this opinion as an exhibit to the
Registration Statement and to the incorporated reference to us under the heading "Legal Matters" in the prospectus forming part of the Registration Statement.


                                Very truly yours,

                                FOLEY, HOAG & ELIOT LLP



                                By:  /s/ David A. Broadwin
                                     -----------------------------------
                                     A Partner